Exhibit 10.51

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 8,000,000, with a term from June 29, 2010 to June 28,2012, between Jiangsu Fengshun Packaging&Container Co., Ltd, and Wujin ICBC, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd.